EXHIBIT 10.2
                           EMPLOYMENT AGREEMENT


     AGREEMENT dated as of this 1st day of November, 1998 between JLM COUTURE, INC., a Delaware corporation (hereinafter called the "Company") with offices at 225 West 37th Street, Fifth Floor, New York, New York 10018, and LAZARO PEREZ residing at
(hereinafter called the "Employee"). The Agreement shall control and supersede all previous agreements entered into between the Company and the Employee.

                            W I T N E S S E T H

     WHEREAS, Employee is a designer of bridal gowns and related apparel; and
     WHEREAS, the Company desires to obtain the services of Employee to design a line of bridal gowns and related apparel, upon the terms and conditions stated herein; and
     WHEREAS, Employee desires to be employed by the Company to design a line of bridal gowns and related apparel, upon the terms and conditions stated herein.
     WHEREAS, the Company and the Employee entered into an agreement dated as of January 1, 1996 for the employment of the Employee (the "Prior Employment Agreement"); and
     WHEREAS, the Company and the Employee desire to extend the term of the employment of the Employee and to modify the terms of the Prior Employment Agreement; and
     WHEREAS, the Company and the Employee desire to enter into an agreement to memorialize their understandings with regard to the employment of the Employee by the Company.
     NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises contained herein, the parties hereby agree as follows:
     1.   The Prior Employment Agreement.    Subject to the
provisions hereof, the Company and the Employee agree to terminate in all respects the Prior Employment Agreement.
     2.   Employment Term.    The Company hereby agrees to employ
Employee and Employee agrees to enter the employ of the Company on the terms and conditions set forth below for a term commencing on the date hereof (the "Commencement Date"), and terminating ten years from the date hereof, unless sooner terminated as herein provided (such initial term of this Agreement is herein referred to as the "Term").
     3.  Duties.    Subject to the authority of the Board of
Directors of the Company and the control and direction of the President and Board of Directors of the Company, Employee shall be employed as a designer of a line of bridal gowns and related apparel for the Company, which line shall be under the Lazaro name or an alternative name acceptable to both the Company and Employee (the "Products"). Employee shall have direct responsibility for the design of the Products. In addition to designing the Products, Employee will perform such other duties and services commensurate with his position as a designer for the Company, as may from time to time be assigned to him by such persons, including, but not limited to, attendance at trunk shows, assisting with advertising programs, making first patterns and designing traditional style bridal gowns and related apparel to be sold under the JLM COUTURE, INC. label.
     4.   Full Time.     Employee agrees that he will devote his
full time and attention during regular business hours to the business affairs of the Company and that during the period of such employment Employee will not, without the prior permission of the President or Board of Directors of the Company, engage in any other business enterprise which requires the personal time or attention of Employee. It is understood that the Employee will perform certain of the services contemplated in this Agreement outside of the Company's offices. The foregoing shall not prevent the purchase, ownership or sale by Employee of investments or securities of publicly-held companies and any other business which is not competitive and does not have any business relations with the Company or any subsidiary of the Company, provided the time or attention devoted by Employee to such activities does not interfere with the performance of his duties hereunder.
     5. Compensation. For the full, prompt and faithful performance of all of the duties and services to be performed by Employee hereunder, the Company agrees to pay, and Employee agrees to accept, the amounts set forth below.
          (a) As a base compensation, Employee shall be paid at a rate set forth on Schedule A attached hereto per annum during the Term (the "Base Compensation"), payable weekly. Effective on each anniversary date of this Agreement, the Board of Directors of Company agrees to review the Employee's performance hereunder and, based on such review, to increase the Base Compensation at least in an amount equal to the Consumer Price Index.
          (b) As additional compensation Employee shall receive for each fiscal year of the Company completed during the Term an amount set forth on Schedule B attached hereto. Notwithstanding anything else contained in this paragraph 5(b), the maximum amount payable to Employee under this paragraph 5(b) for each fiscal year of the Company during the Term shall not be greater than the Base Compensation.
          (c) Net sales of the Products for the purposes of paragraph 5(b) shall be computed separately for each fiscal year of the Company (or part thereof, if Employee's employment shall terminate other than at the end of a fiscal year or if Employee's employment shall commence other than at the beginning of a fiscal year). Such computations shall be made as soon as practicable after the end of each such period.
          (d) For the purposes of this Agreement, net sales shall mean the Company's gross receipts for the Products less the usual discounts and allowances to customers, refunds for returned goods, taxes, cost of transportation and non-collectable receivables.
          (e) The additional compensation to be paid pursuant to paragraph 5(b) shall be payable not later than 120 days after the end of the fiscal year of the Company.
          (f) In connection with this agreement, the Company has previously granted to Employee a four year plan option to purchase 10,000 shares of Common Stock of the Company exercisable at the fair market value on date of grant ($2.75 per share of Common Stock) (the" Option"). The Option shall be exercisable at the rate of 3,334 shares immediately and 3,333 shares on each of the next two yearly anniversary dates thereof.
     Additionally, the Company has previously granted to Employee a four year non-plan option to purchase 20,000 shares of Common Stock of the Company exercisable at the fair market value on the date of grant ($2.75 per share of Common Stock) exercisable as to 6,666 shares immediately and as to 6,667 shares on each of the next two yearly anniversary dates thereof.
          (g) The Company shall provide the Employee with health benefits on the same terms as provided to other employees of the Company.
          (h) The Company shall provide the Employee a clothing allowance of $5,000 per year.
          (i) If the Employee is employed by the Company on January 1, 1999, then the Company shall issue the Employee, as a bonus for no additional compensation, the consideration set forth on Schedule C attached hereto.
          (j) The compensation provided for herein shall be in additional to any retirement, profit sharing, insurance (including medical) or similar benefit which may at any time be payable to Employee pursuant to any plan or policy of the Company relating to such benefits, which benefits shall be made available to Employee on the same basis as they are made available to other similarly situated employees of the Company. Such compensation shall be in addition to any options which may be granted under any Company stock option plan.
     6. Vacation. Employee shall be entitled to three weeks of vacation per year, which shall be taken at such time or times as shall be mutually determined by the Company and him.
     7.   Death.    In the event of the death of Employee during
the Term or any extension thereof, the employment of Employee hereunder shall terminate and come to an end on the last day of the month of the death of the Employee. The estate of Employee (or such persons as Employee shall designate in writing) shall be entitled to receive, and the Company agrees to pay, the Base Compensation of the Employee and the additional compensation provided by paragraph 5(b) computed up to the end of the month in which death occurs. Notwithstanding the death of Employee, the provisions of Section 11 hereof shall continue in full force and effect.
     8.   Disability.    In the event that Employee shall, because
of illness or incapacity, physical or mental, be unable to perform the duties and services to be performed by him hereunder for a consecutive period of six (6) months, or nine (9) months during any twelve (12) month period, the Company may terminate the employment of Employee hereunder after the expiration of such period.
Employee shall be entitled to receive his base salary and the additional compensation provided by paragraph 5(b) computed up to the date of such termination. In the event of the termination of Employee's employment due to the disability of Employee, the provisions of paragraph 12 hereof shall continue in full force and effect.
     9.   Covenant Not To Compete; Nondisclosure.
          (a) The Employee covenants and agrees that for a period of two years following the termination of his employment with the Company other than as a result of a breach by the Company, he shall not directly or indirectly compete with the Company in the bridal marketplace in those areas in which the Company sells the Products, nor induce any person associated with or employed by the Company or any subsidiary of the Company, to leave the employ of or terminate his association with the Company, or any subsidiary of the Company, or solicit the employment of any such person on his own behalf or on behalf of any other business enterprise. In the event of termination of this Agreement by virtue of a breach by the Company, termination without cause or expiration of the Term then the aforesaid covenant will be applicable for a period of six months from such event.
     The Employee covenants and agrees that (i) following the termination of his employment with the Company, other than if such termination is without cause, Employee shall be restricted from employment by Richard Glasgow, Inc. or an affiliate thereof for a period of 12 years, and (ii) following the termination of his employment with the Company without cause, Employee shall be restricted from employment by Richard Glasgow, Inc. or an affiliate thereof for a period of six years.
          (b) The Employee covenants and agrees for a period of two years following the termination of his employment with the Company other than as a result of a breach by the Company, he will not, directly or indirectly, during or after the term of employment disclose to any person not authorized by Employer to receive or use such information, except for the sole benefit of Employer, any of Employer's confidential or proprietary data, information, designs, styles, or techniques, including customer lists, or give to any person not authorized by Employer to receive it. Notwithstanding the foregoing, this applies solely to information that is not generally known to anyone other than Employer.
          (c) If any term of this paragraph 9 is found by any court having jurisdiction to be too broad, then and in that case, such term shall nevertheless remain effective, but shall be considered amended (as to the time or area or otherwise, as the case may be) to a point considered by said court as reasonable, and as so amended shall be fully enforceable.
          (d) In the event that Employee shall violate any provision of this Agreement (including but not limited to the provisions of this paragraph 9), the Employee hereby consents to the granting of a temporary or permanent injunction against him by any court of competent jurisdiction prohibiting him from violating any provision of this Agreement. In any proceeding for an injunction, Employee agrees that his ability to answer in damages shall not be a bar or interposed as a defense to the granting of such temporary or permanent injunction against Employee. Employee further agrees that the Company will not have an adequate remedy at law in the event of any breach by Employee hereunder and that the Company will suffer irreparable damage and injury if Employee breaches any of the provisions of this Agreement.
     10.  Trademark.     Employer shall register the name Lazaro,
Lazaro Perez or a derivation thereof (the "Trademark"), with the United States Patent and Trademark office ("USPTO"). Except as otherwise provided herein, the permission of the Employee to the Employer to so register the Trademark shall be perpetual and fully-paid. The Trademark is the exclusive property of Employer, the Employee having consented to it being filed by the Employer with the USPTO and the Employee shall have no right to the use thereof as a mark used in trade or commerce except as otherwise provided herein, without the express written consent of the Company. The Company shall be solely permitted to license the Trademark to a third party.
     11.  Use of Designs.     Employee hereby grants to the Company
a perpetual, royalty-free exclusive right and license to use his designs for bridal gowns and related apparel (the "Designs") or any variation thereof developed during the Term (or any extension thereof). The Company shall be solely permitted to license the Designs to a third party.
     12.  Use of Designs and Trademark After Term.     Except as
set forth herein, Employee: (i) after such time as he is no longer employed by the Company, grants to the Company a perpetual, royalty-free exclusive right and license to use the Designs or any variation thereof designed by the Employee during the Term (or any extension thereof), (ii) upon expiration of the Term (or the expiration of any extension thereof) or if his employment hereunder is terminated for cause, grants to the Company, commencing on the date he is no longer employed by the Company, a 12 year, royalty-free exclusive right and license to use the Trademark, and (iii) upon termination of his employment hereunder without cause, grants to the Company, commencing on the date he is no longer employed by the Company, a six year, royalty-free exclusive right and license to use the Trademark. The provisions of this paragraph 12 shall survive any termination of employment "for cause" as provided in paragraph 13 hereof.
     13.  Termination.
          13.1 Termination for Cause. The Company may terminate Employee's employment without liability (other than for payments accrued to the date of termination and as otherwise provided in paragraph 12) if Employee's employment is terminated "for cause". The term "for cause" shall, for the purposes of this Agreement, mean (i) a material breach by Employee of the provisions of this Agreement, (ii) the commission by Employee of a fraud against the Company or the conviction of Employee for aiding or abetting, or the commission of, a felony or of a fraud or a crime involving moral turpitude or a business crime, (iii) the knowing possession or use of illegal drugs or prohibited substances, the excessive drinking of alcoholic beverages which impairs Employee's ability to perform his duties hereunder, (iv) being under the influence of such drugs, substances or alcohol during Employee's hours of employment, or (v) any violation of the Company's corporate policies described in the Company's employee handbook, which handbook may supplemented or amended by the Company from time to time, a copy of which has been provided to the Employee. In the event of such termination for cause, Employee shall be entitled to receive his base salary and the additional compensation provided by paragraph 5(b) computed up to the date of such termination and the provisions of paragraph 12 hereof shall continue in full force and effect.
          13.2 Termination Without Cause. The Company shall have the right to terminate Employee's employment hereunder at any time, without cause, on six months written notice to the Employee. In the event the Employee's employment hereunder is terminated by the Employer without cause, Employee shall be entitled to receive the Base Compensation provided in paragraph 5(a) for a period of 90 days from the date such termination becomes effective and the additional compensation provided by paragraph 5(b) for a period of 1 year from the date such termination becomes effective and the provisions of paragraph 12 hereof shall continue in full force and effect.
     14.  No Impediments.     Employee warrants and represents that
he is free to enter into this Agreement and to perform the services contemplated thereby and that such actions will not constitute a breach of, or default under, any existing agreement.
     15.  No Waiver.     The failure of any of the parties hereto
to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or of any other provision.
     16.  Entire Agreement.   This Agreement constitutes the entire
agreement and understanding of the parties hereto and no amendment, modification or waiver of any provision herein shall be effective unless in writing, executed by the party charged therewith.
     17. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with and shall be governed by the laws of the State of New York applicable to agreements to be wholly performed therein.
     18.  Binding Effect.     This Agreement shall bind and inure
to the benefit of the parties, their successors and assigns.
     19.  Assignment and Delegation of Duties.    This Agreement
may not be assigned by the parties hereto except that the Company shall have the right to assign this Agreement in connection with a sale or transfer of all or substantially all of its assets, a merge or consolidation. This Agreement is in the nature of a personal services contract and the duties imposed hereby are non-delegable.
     20. Paragraph Headings. The paragraph headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.
     21. Notices. Any notice under the provisions of this Agreement shall be given by registered or certified mail, return receipt requested, directed to the addresses set forth above, unless notice of a new address has been sent pursuant to the terms of this paragraph.
     22.  Unenforceability; Severability.    If any provision of
this Agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement, shall, nevertheless, be binding upon the parties with the same force and effect as though the unenforceable part has been severed and deleted.
     23. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be deemed to be duplicate originals.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                              JLM COUTURE, INC.




                         By:
                              Joseph L. Murphy, President





                              Lazaro Perez